UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

OSHKOSH TRUCK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Oshkosh Truck Corporation

December 18, 2003

Dear Fellow Oshkosh Truck Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, February 3, 2004 at 10:00 a.m. (Central Standard Time) at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin.

At the Annual Meeting, if you are a holder of Class A Common Stock, we will ask you to elect seven directors and approve the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan.

At the Annual Meeting, if you are a holder of Common Stock, we will ask you to elect three directors.

We also will review the progress of the Company during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about the Company that you should consider when you vote your shares.

It is important that your stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered by completing and mailing the enclosed proxy card(s) in the return envelope.

Sincerely,

Robert G. Bohn	Bryan J. Blankfield
Chairman, President and Chief Executive Officer	Executive Vice President, General Counsel and Secretary

Oshkosh Truck Corporation

December 18, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2004 Annual Meeting of Shareholders of Oshkosh Truck Corporation will be held in the Vette Theater of the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin 54903, on Tuesday, February 3, 2004 at 10:00 a.m. (Central Standard Time) for the following purposes:

1.	To elect the Board of Directors;

2.	To have Class A Common Stock shareholders consider the approval of the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan; and

3.	To consider and act upon such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on December 10, 2003 are entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2003 and a Proxy Statement accompany this Notice.

Please complete and mail the enclosed proxy card(s) to us in the return envelope that we have provided. No postage is required if mailed in the U.S. Mailing us your proxy card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary
Oshkosh Truck Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

PROXY STATEMENT

i

PROXY STATEMENT

Oshkosh Truck Corporation (referred to in this Proxy Statement as “we” or “the Company”) is mailing this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2004 Annual Meeting of Shareholders.

We are mailing this Proxy Statement, proxy card(s) and our 2003 Annual Report to shareholders beginning on or about December 18, 2003. Although the Annual Report is being mailed with the Proxy Statement, it is not a part of the proxy soliciting material.

VOTING PROCEDURES

Who Can Vote

The Company has two classes of voting stock: Class A Common Stock and Common Stock. If you were the record owner of shares of either class of stock on December 10, 2003, the record date for voting at the Annual Meeting, then you are entitled to vote at the Annual Meeting. On the record date, 815,290 shares of Class A Common Stock were entitled to vote and 34,177,472 shares of Common Stock were entitled to vote.

Determining the Number of Votes You Have

Your proxy card(s) indicates the number of shares of each class of stock that you own. Each share of Class A Common Stock and each share of Common Stock has one vote.

How to Vote

You can vote your shares in two ways: either by using the enclosed proxy card(s) or by voting in person at the Annual Meeting by written ballot. We explain each of these procedures more fully below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy.

Voting by Proxy

To vote your shares by proxy, please complete the enclosed proxy card(s) and return them to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. For the election of directors, you can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card. With respect to the proposal to approve the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan, holders of Class A Common Stock may vote “for” or “against” or may abstain.

If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for directors and, for Class A Common Stock shareholders, in favor of approval of the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan. If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we knew of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

Written ballots will be available from the Company’s Secretary at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you must obtain a proxy, executed in your favor, from the holder of record for you to vote your shares at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

To carry on the business of the Annual Meeting, a minimum number of shares of both classes of common stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of each class of our common stock. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker has delivered a proxy that does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum.

Required Vote

Election of Directors. The three nominees for Common Stock directors who receive the most votes of all votes cast for Common Stock directors will be elected. The seven nominees for Class A Common Stock directors who receive the most votes of all votes cast for Class A Common Stock directors will be elected. This ratio of and classification of director nominees is required by the Company’s Restated Articles of Incorporation, which provide that holders of shares of Common Stock have the right to elect as a class 25% of the entire Board of Directors of the Company. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for the nominee. “Broker non-votes” also will not count for nominees. Pursuant to the Company’s By-laws, written notice of qualifying nominations by shareholders for election to the Board must have been received by the Secretary by November 3, 2003. The Company did not receive any other such nominations and no other nominations for election to the Board may be made by shareholders at the Annual Meeting.

If any director nominee decides that he or she does not want to stand for this election, the persons named as proxies in your Proxy Card will vote for substitute nominees. As of the date of this Proxy Statement, we knew of no nominee who did not intend to stand for election.

Approval of the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan. The affirmative vote of a majority of the shares of Class A Common Stock represented and voted at the Annual Meeting and authorized to vote on the matter (assuming a quorum is present) is required to approve the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan, provided that a majority of the outstanding shares of Class A Common Stock are voted on the proposal. Any shares of common stock not voted at the Annual Meeting with respect to the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan (whether as a result of abstentions, broker non-votes or otherwise) will have no impact on the vote.

Voting by Employees Participating in the Oshkosh Truck Employee Stock Purchase Plan

If you are an employee of the Company or one of its subsidiaries and participate in the Company’s Employee Stock Purchase Plan, your proxy card will indicate the aggregate number of shares of Common Stock credited to your account under that Plan as of December 10, 2003, the record date for voting at the Annual Meeting. If you sign and return the card on time, then your shares will be voted as you have directed.

GOVERNANCE OF THE COMPANY

The Board of Directors

Currently, the Board is comprised of eleven positions with one position vacant. Nine of the directors are not employees of the Company, although J. Peter Mosling, Jr. and Stephen P. Mosling were employees and officers of the Company until their retirement in 1994. Robert G. Bohn, who is the Chairman, President and Chief Executive Officer of the Company, also is a director. The Board of Directors has determined that each of the nine non-employee directors does not have a material relationship with the Company and is independent under New York Stock Exchange listing standards. The Board has adopted standards for determining independence of directors. A director will not qualify as independent unless the Board affirmatively determines such director has, and has had within the three prior fiscal years, none of the following relationships: a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company); a director is an employee, or has an immediate family member who is an executive officer, of the Company; a director receives, or has an immediate family member who receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); a director is affiliated with or employed by, or has an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; a director is employed, or has an immediate family member who is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or a director is an executive officer or an employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. In making its determination of independence, the Board found that none of the nine non-employee directors had any of these relationships.

The Board of Directors has not at this time nominated a candidate to fill the vacancy on the Board, but the Governance Committee is in the process of identifying a qualified candidate. Because that process is not complete, there is one fewer Class A Common Stock nominee for election to the Board than there are available positions on the Board of Directors. Regardless of this vacancy, your proxies may be voted only for the number of nominees for director named in this Proxy Statement.

The Board of Directors met five times during fiscal 2003. No director attended less than 94%, and on average, all directors attended 99%, of the meetings of the Board and the Committees held during the periods in which they served as directors in fiscal 2003.

The name, age, principal occupation and length of service of each nominee for election to the Board, together with certain other biographical information, is set forth below.

Nominees for Holders of Class A Common Stock

Name	Age	Office, if any, Held in Company
J. William Andersen	65
Robert G. Bohn	50	Chairman, President and Chief Executive Officer
Frederick M. Franks, Jr.	67
Michael W. Grebe	63
Kathleen J. Hempel	53
J. Peter Mosling, Jr.	59
Stephen P. Mosling	57

Nominees for Holders of Common Stock

Name	Age	Office, if any, Held in Company
Richard M. Donnelly	60
Donald V. Fites	69
Richard G. Sim	59

J. WILLIAM ANDERSEN – Mr. Andersen has served as a director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

ROBERT G. BOHN – Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997, and Chairman of the Board of Directors in January 2000. Prior to joining the Company, Mr. Bohn held various executive positions with Johnson Controls, Inc. from 1984 until 1992. He has served as a director of the Company since June 1995 and is also a director of Graco, Inc.

RICHARD M. DONNELLY – Mr. Donnelly has served as a director of the Company since 2001. From 1961 until his retirement in 1999, he held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors. Mr. Donnelly is an Industrial Partner in Ripplewood Holdings LLC, a private equity investment firm located in New York, New York, where he is responsible for its global automotive supply business. He is also a director of BNS Company; Capstone Turbine Corporation; and Asahi Tec Corporation.

DONALD V. FITES – Mr. Fites has served as a director of the Company since 2000. He was the Chairman and Chief Executive Officer of Caterpillar, Inc., a manufacturer of heavy machinery, from 1990 until his retirement in June 2000 and was a member of its board of directors from 1986 until June 2000. Mr. Fites is also a director of AK Steel Holding Corporation; AT&T Wireless Services, Inc.; Exxon Mobil Corporation; Georgia-Pacific Corporation; and Wolverine World Wide, Incorporated.

FREDERICK M. FRANKS, JR. – Mr. Franks has served as a director of the Company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994. Mr. Franks is a self-employed defense consultant and co-author of Into the Storm, A Study in Command with Tom Clancy. Mr. Franks is also a Commissioner of the American Battle Monuments Commission.

MICHAEL W. GREBE – Mr. Grebe has served as a director of the Company since 1990. He was a partner in the law firm of Foley & Lardner in Milwaukee from 1977 until his retirement in June 2002. Mr. Grebe has served since May 2002 as President and Chief Executive Officer of the Lynde and Harry Bradley Foundation, a private foundation based in Milwaukee. Mr. Grebe is also a director of the Lynde & Harry Bradley Foundation; Church Mutual Insurance Company; DPL, Inc.; and the Milwaukee Brewers Baseball Club. Mr. Grebe is also a director of two non-profit organizations: the International Republican Institute and the Philanthropy Roundtable.

KATHLEEN J. HEMPEL – Ms. Hempel has served as a director of the Company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, which manufactured paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of A.O. Smith Corporation; Actuant Corporation; Kennametal, Inc.; and Whirlpool Corporation.

J. PETER MOSLING, JR. – Mr. Mosling has served as a director of the Company since 1976, having joined the Company in 1969. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

STEPHEN P. MOSLING – Mr. Mosling has served as a director of the Company since 1976, having joined the Company in 1971. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

RICHARD G. SIM – Mr. Sim has served as a director of the Company since 1997. From August 1998 until April 2003, he was Chairman, President and Chief Executive Officer of APW, Ltd., an electronic contract manufacturer. During 2002, APW, Ltd. completed a recapitalization of its balance sheet by filing in May 2002 a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until January 2002. He is a director of IPSCO, Inc. and Fiskars Brands, Inc., a wholly-owned North American based subsidiary of Fiskars Corporation.

J. Peter Mosling, Jr. and Stephen P. Mosling are brothers. Other than as noted, none of the Company’s directors or executive officers has any family relationship with any other director or executive officer.

Committees of the Board of Directors

The Board of Directors has four standing committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of this Proxy Statement are set forth below.

Committee Membership (*Indicates Chair)

Audit Committee	Governance Committee
J. William Andersen	Richard M. Donnelly
Michael W. Grebe	Frederick M. Franks, Jr.
Richard G. Sim*	Michael W. Grebe*
J. Peter Mosling, Jr.

Executive Committee	Human Resources Committee
Robert G. Bohn*	Donald V. Fites
J. Peter Mosling, Jr.	Frederick M. Franks, Jr.
Stephen P. Mosling	Kathleen J. Hempel*

Audit Committee

The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It assists Board oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the Company’s independent auditor’s qualifications and independence. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, which report directly to the Audit Committee. It oversees the activities of the Company’s internal audit function, which currently is provided under contract by Ernst & Young, LLP. The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. All members of the Audit Committee are independent directors as defined under New York Stock Exchange listing standards and Securities and Exchange Commission rules. The Board of Directors has determined that Richard G. Sim is an “audit committee financial expert” as defined under Securities and Exchange Commission rules.

The Audit Committee met eight times during fiscal 2003. The Company’s independent accountants and internal auditors meet with the Audit Committee with and without representatives of management present. See “Report of the Audit Committee” on page 7.

Executive Committee

The Executive Committee oversees corporate policies, reviews management proposals and makes recommendations about them to the Board of Directors. It exercises certain delegated powers and authority on an emergency basis in the interim between meetings of the Board of Directors. The Executive Committee did not meet during fiscal 2003. With the exception of Mr. Bohn, the members of the Executive Committee are non-employee directors.

Governance Committee

The Governance Committee identifies individuals qualified to become Board members and recommends nominees to the Board for election as directors. It also oversees the evaluation of the performance of the Board and makes recommendations to the Board regarding Board and committee structure, including committee charters and corporate governance. The Governance Committee has developed, and the Board adopted, a set of corporate governance principles applicable to the Company. A copy of these Corporate Governance Guidelines is attached to this Proxy Statement as Attachment A. The Governance Committee met two times during fiscal 2003. All members of the Governance Committee are independent directors as defined under the New York Stock Exchange listing standards. In making recommendations of nominees for election to the Board of Directors, the Governance Committee may consider individuals that shareholders have recommended, but this Committee has not established procedures for shareholders to follow to recommend individuals. The Company’s By-Laws require that shareholders give advance notice and furnish certain information to the Company to nominate a person for election as a director.

Human Resources Committee

The Human Resources Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It establishes the compensation of executive officers. It also administers the 1990 Incentive Stock Plan and other executive benefit plans and will administer the 2004 Incentive Stock and Awards Plan if it is approved by the holders of the Class A Common Stock. The Human Resources Committee met two times in fiscal 2003. All members of the Human Resources Committee are independent directors as defined under New York Stock Exchange listing standards.

Compensation of Directors

In fiscal 2003, each non-employee director received the following compensation:

Annual Fee	$27,000
Board and Committee Meeting Fees, per meeting	$1,000
Audit, Executive, Governance and Human Resources Committee Chairperson Fees	$4,000
Stock Option Grants

Options to purchase 6,000 shares of

Common Stock (as adjusted for the Company’s two-for-one stock split effected on August 13, 2003), which vest in three equal installments of 2,000 shares annually, beginning one year after the grant date.

Expenses	Reimbursements of travel and related expenses incurred in attending meetings.

Mr. Bohn did not receive any compensation or fees for serving on the Board of Directors or any Board Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting and disclosure responsibilities, accounting functions and internal controls. The Audit Committee acts under a written charter, the first version of which was adopted and approved by the Board of Directors in 1997. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange’s listing standards and Securities and Exchange Commission rules.

Deloitte & Touche LLP, independent public accountants, audited the Company’s consolidated financial statements for the fiscal year ended September 30, 2003. During that period, the Company paid Deloitte & Touche LLP fees as follows:

Audit Fees: The fees for the audit of the Company’s consolidated financial statements for fiscal 2003, including fees for reviews of financial statements included in the Company’s Forms 10-Q, were $403,100.

Financial Information Systems Design and Implementation Fees: None.

All Other Fees: The aggregate fees for other services that Deloitte & Touche LLP rendered in fiscal 2003 were $115,852, all of which were for audit-related services, including fees for benefit plan and statutory audits, accounting and reporting services and services relating to compliance with the Sarbanes Oxley Act of 2002.

The Audit Committee has considered and determined that the provision of the non-audit services noted above is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended  September 30, 2003 with the Company’s management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal control. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard G. Sim, Chair

J. William Andersen

Michael W. Grebe

STOCK OWNERSHIP

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

The following table shows the “beneficial” ownership of Class A Common Stock and Common Stock (as adjusted for the two-for-one stock split effected on August 13, 2003) of each director, each Named Officer appearing in the Summary Compensation Table on page 11, each other shareholder owning more than 5% of either class of our outstanding common stock and the directors and executive officers (including the Named Officers) as a group.

“Beneficial Ownership” means more than “ownership” as that term commonly is used. For example, a person “beneficially” owns stock if he or she owns it in his or her name or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 2003 as, for example, through the exercise of a stock option.

Information about Common Stock ownership is as of November 30, 2003. At the close of business on November 30, 2003, there were 815,290 shares of Class A Common Stock and 34,177,472 shares of Common Stock outstanding. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

	Class A		Common
	Shares	Percent of Class	Shares	Percent of Class
J. William Andersen (3)(4)	0	*	21,500	*
Bryan J. Blankfield (3)(5)	0	*	10,200	*
Robert G. Bohn (3)(6)	0	*	382,002	1.11%
Richard M. Donnelly(3)	0	*	4,600	*
Donald V. Fites (3)	0	*	15,512	*
Frederick M. Franks, Jr. (3)(7)	0	*	24,892	*
Michael W. Grebe (3)	0	*	39,000	*
Kathleen J. Hempel (3)	0	*	27,000	*
Daniel J. Lanzdorf (3)	0	*	163,803	*
J. Peter Mosling, Jr. (2)(3)	359,438	44.09%	47,694	*
Stephen P. Mosling (1)(2)(3)	362,676	44.48%	417,632	1.22%
Richard G. Sim(3)(8)	0	*	40,000	*
Charles L. Szews (3)(9)	0	*	289,375	*
Matthew J. Zolnowski (3)	0	*	260,305	*
All Directors and executive officers as a Group (21 persons) (3)(10)	722,114	88.57%	2,217,174	6.23%
T. Rowe Price Associates, Inc. (11)	0	*	4,174,800	12.22%
Barclays Global Investors, NA (12)	0	*	1,802,734	5.27%

*The amount shown is less than 1% of the outstanding shares of such class.

(1) Amounts shown include 157,032 shares of Common Stock held by Stephen P. Mosling as trustee of a trust for the benefit of a related party.

(2) J. Peter Mosling, Jr. and Stephen P. Mosling are parties to an agreement relating to Class A Common Stock. Under the agreement, Messrs. Mosling each have agreed with the Company that, in the event of their deaths or earlier incapacities, together their shares of Class A Common Stock then will be exchanged for a like number of shares of Common Stock. Were that to occur, a consequence would be the automatic conversion, pursuant to the Company’s restated articles of incorporation, of all outstanding shares of Class A Common Stock on a share for share basis for shares of Common Stock.

(3) Amounts shown include 16,000 shares of Common Stock for J. William Andersen, 10,000 shares of Common Stock for Bryan J. Blankfield, 200,002 shares of Common Stock for Robert G. Bohn, 2,000 shares of Common Stock for Richard M. Donnelly, 6,000 shares of Common Stock for Donald V. Fites, 24,000 shares of Common Stock for Frederick M. Franks, Jr., 36,000 shares of Common Stock for Michael W. Grebe, 24,000 shares of Common Stock for Kathleen J. Hempel, 139,333 shares of Common Stock for Daniel J. Lanzdorf, 33,000 shares of Common Stock for J. Peter Mosling, Jr., 33,000 shares of Common Stock for Stephen P. Mosling, 24,000 shares of Common Stock for Richard G. Sim, 221,333 shares of Common Stock for Charles L. Szews, 237,333 shares of Common Stock for Matthew J. Zolnowski and 1,419,453 shares of Common Stock for directors and executive officers as a group that such persons have the right to acquire pursuant to stock options exercisable within 60 days of November 30, 2003. Amounts also include 100,000 shares of restricted stock for Mr. Bohn and 40,000 shares of restricted stock for Mr. Szews, which are subject to forfeiture until they vest on September 16, 2008.

(4) Amounts shown do not include 270 shares of Class A Common Stock owned by Dulce W. Andersen, Mr. Andersen’s wife, as to which he disclaims beneficial ownership.

(5) Amounts shown include 200 shares of Common Stock as to which ownership is shared with Rebecca Blankfield, Mr. Blankfield’s wife.

(6) Amounts shown do not include 26,162 shares of Common Stock owned by Joyce M. Bohn,  Mr. Bohn’s wife, as to which he disclaims beneficial ownership.

(7) Amounts shown include 648 shares of Common Stock as to which ownership is shared with Denise Franks, Mr. Frank’s wife.

(8) Amounts shown include 6,000 shares of Common Stock owned by Cynthia J. Robinson-Sim, Mr. Sim’s wife, as to which shares Mr. Sim has investment power but disclaims beneficial ownership.

(9) Amounts shown include 4,600 shares of Common Stock as to which ownership is shared with Rochelle Szews, Mr. Szews’ wife.

(10) In determining the aggregate beneficial ownership of shares of Common Stock for all directors and executive officers as a group, shares that are beneficially owned by more than one director have been counted only once to avoid overstatement.

(11) Amount shown is as described in the Schedule 13G T. Rowe Price Associates, Inc. filed with the Securities and Exchange Commission on June 9, 2003 as adjusted for the Company’s two-for-one stock split effected on August 13, 2003. T. Rowe Price Associates, Inc. is located at 100 E. Pratt Street, Baltimore, Maryland 21202.

(12) Amount shown is as described in the Schedule 13G Barclays Global Investors, NA filed with the Securities and Exchange Commission on February 13, 2003 as adjusted for the Company’s two-for-one stock split effected on August 13, 2003. Barclays Global Investors, NA is located at  45 Freemont Street, San Francisco, California 94105.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Act of 1934 requires the Company’s directors, executive officers, controller and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC regarding their ownership of the Company’s stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that the executive officers and directors of the Company have complied with their filing requirements for fiscal 2003, except that the Company untimely filed two Forms 4 reporting eight transactions and one transaction on behalf of Messrs. Fites and Zolnowski, respectively. All such Forms have been filed prior to the date of this Proxy Statement.

STOCK PRICE PERFORMANCE GRAPH

The graph and table that follow compare cumulative total shareholder returns on our Common Stock against the cumulative total return of the stocks of: (1) the S&P SmallCap 600 Market Index and (2) the companies currently in the Standard Industry Classification Code 371 Index (motor vehicles and equipment) (the “SIC Code 371 Index”).

The comparisons assume that $100 was invested on September 30, 1998 in each of: our Common Stock, the S&P SmallCap 600 Market Index and the SIC Code 371 Index. The total return assumes reinvestment of dividends and is adjusted for the Company’s two-for-one stock split effective on August 13, 2003. The fiscal 2003 return listed in the charts below is based on closing prices per share on September 30, 2003. On that date, the closing price for our Common Stock was $39.61.

	1998	1999	2000	2001	2002	2003
Oshkosh Truck Corporation	$100.00	$161.92	$238.41	$224.77	$352.32	$497.40
S&P SmallCap 600 Market Index	$100.00	$117.54	$145.95	$130.45	$128.12	$162.55
SIC Code 371 Index	$100.00	$121.70	$118.32	$82.59	$83.71	$103.15

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company serving as executive officers at September 30, 2003 (collectively, the “Named Officers”), for fiscal 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(2)	Stock Options (#)(1)	All Other Compensation ($)(3)

Robert G. Bohn Chairman, President and Chief Executive Officer	2003 2002 2001	780,000 710,000 650,000	1,170,000 1,065,000 246,285	— 3,961,000 —	180,000 200,000 200,000	2,750 2,750 2,550

Charles L. Szews Executive Vice President and Chief Financial Officer	2003 2002 2001	380,730 343,000 317,000	418,803 308,700 91,708	1,584,400 —	55,000 60,000 50,000	2,750 2,750 2,550

Daniel J. Lanzdorf Executive Vice President and President, McNeilus Companies, Inc.	2003 2002 2001	284,620 266,000 255,000	192,119 239,400 13,821	— —	22,500 25,000 30,000	2,288 2,085 1,988

Bryan J. Blankfield (4) Executive Vice President, General Counsel and Secretary	2003 2002	270,000 73,846	243,000 71,021	— —	22,500 30,000	11,671 79,484

Matthew J. Zolnowski Executive Vice President, Chief Administration Officer	2003 2002 2001	264,870 243,000 231,000	238,383 218,700 66,828	— — —	22,500 25,000 30,000	2,750 2,750 2,585

(1) As adjusted for the Company’s two-for-one stock split effective on August 13, 2003.

(2) As of September 30, 2003, Mr. Bohn held 100,000 shares of restricted Common Stock and Mr. Szews held 40,000 shares of restricted Common Stock (as adjusted for the Company’s two-for-one stock split effected on August 13, 2003), with market values of $3,961,000 and $1,584,400, respectively, based on the closing price of the Common Stock on that date. The shares of restricted Common Stock vest after a six-year retention period. Mr. Bohn and Mr. Szews are entitled to receive all dividends on such shares of restricted Common Stock during that time period.

(3) For all Named Officers, the amounts reflected for 2003 consist of Company matching contributions under the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan, which is a savings plan under Section 401(k) of the Internal Revenue Code. See footnote (4) below for additional disclosure with respect to Mr. Blankfield.

(4) Mr. Blankfield commenced his employment with the Company on June 3, 2002. The $11,671 of All Other Compensation for fiscal year 2003 consists of $7,366 of reimbursements by the Company for relocation expenses incurred by Mr. Blankfield and $4,305 in matching contributions under the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan. The $79,484 of All Other Compensation for fiscal year 2002 consists of $78,289 of reimbursements by the Company for relocation expenses incurred by Mr. Blankfield and $1,195 in matching contributions under the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan.

Stock Options

The Company has in effect the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the “1990 Plan”). The following table shows information about stock options granted under the 1990 Plan to the Named Officers in fiscal 2003.

Option Grants in 2003 Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten-Year Grant Term (2)
Name	Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	At 5% Annual Growth Rate ($)	At 10% Annual Growth Rate ($)

Robert G. Bohn	180,000	39.78%	39.50	10/15/2013	4,471,441	11,331,509
Charles L. Szews	55,000	12.15%	39.50	10/15/2013	1,366,274	3,462,405
Daniel J. Lanzdorf	22,500	4.97%	39.50	10/15/2013	558,930	1,416,439
Bryan J. Blankfield	22,500	4.97%	39.50	10/15/2013	558,930	1,416,439
Matthew J. Zolnowski	22,500	4.97%	39.50	10/15/2013	558,930	1,416,439

(1) The options reflected in the table (which are non-qualified options for purposes of the Internal Revenue Code) vest annually in one-third increments over the three-year period from the date of grant. The numbers of options listed above have been adjusted for the Company’s two-for-one stock split effected on August 13, 2003.

(2) This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of our Common Stock.

The following table sets forth information about exercises of stock options by Named Officers in fiscal 2003 and the number and value of unexercised stock options they held as of September 30, 2003.

Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)(2)	Value Realized ($)	Number of Unexercised Options at Fiscal Year-End (#)(2)		Value of Unexercised Options at Fiscal Year-End ($)(1)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert G. Bohn	397,498	7,184,297	200,002	380,000	3,555,541	2,720,803
Charles L. Szews	63,000	1,719,853	221,333	111,667	5,520,198	749,507
Daniel J. Lanzdorf	—	—	139,333	49,167	3,425,432	373,528
Bryan J. Blankfield	—	—	10,000	42,500	102,633	207,742
Matthew J. Zolnowski	36,000	1,061,031	237,333	49,167	6,843,212	373,528

(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at fiscal year-end.

(2) The numbers of shares and options listed above have been adjusted for the Company’s two-for-one stock split effected on August 13, 2003.

Pension Plans

The following tables show at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity, assuming retirement at age 65, to (1) Mr. Bohn under the Oshkosh Truck Corporation Retirement Plan (the “Pension Plan”) and the supplemental retirement benefit provision contained in Mr. Bohn’s employment agreement with the Company (the “Supplemental Retirement Benefit”) and (2) each of the Named Officers other than Mr. Bohn pursuant to the Pension Plan and the Oshkosh Truck Supplemental Executive Retirement Plan (the “Executive Retirement Plan”):

Pension Plan Table for Mr. Bohn

Average Annual Compensation in 3 Consecutive Calendar Years Completed Before Retirement	Years of Service
	5	10	15	20+

$ 800,000	$100,000	$200,000	$300,000	$400,000
1,000,000	125,000	250,000	375,000	500,000
1,200,000	150,000	300,000	450,000	600,000
1,400,000	175,000	350,000	525,000	700,000
1,600,000	200,000	400,000	600,000	800,000
1,800,000	225,000	450,000	675,000	900,000
2,000,000	250,000	500,000	750,000	1,000,000
2,200,000	275,000	550,000	825,000	1,100,000
2,400,000	300,000	600,000	900,000	1,200,000

Pension Plan Table for Other Named Officers

Average Annual Base Salary Compensation in 3 Consecutive Calendar Years Completed Before Retirement	Years of Service
	5	10	15	20+

$ 200,000	$20,000	$40,000	$60,000	$80,000
250,000	25,000	50,000	75,000	100,000
300,000	30,000	60,000	90,000	120,000
350,000	35,000	70,000	105,000	140,000
400,000	40,000	80,000	120,000	160,000
450,000	45,000	90,000	135,000	180,000
500,000	50,000	100,000	150,000	200,000

Under the Pension Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant’s normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, and $200,000 as of January 1, 2002. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of 5 years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the actuarially equivalent joint and survivor annuity which would have been payable to a participant as of the participant’s normal retirement age. Compensation covered by the Pension Plan for the Named Officers generally corresponds with the base salary for each such individual, subject to the annual maximum.

Under the Supplemental Retirement Benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn’s average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 59, reduced by the amount of any pension payable by the Company under the Pension Plan and subject to adjustment to the extent Mr. Bohn has not completed 20 years of employment after April 30, 1992 (the “Supplemental Retirement Benefit Amount”). Average monthly compensation is based on the average of Mr. Bohn’s compensation for the three most recent years prior to Mr. Bohn’s retirement or other termination. Mr. Bohn’s spouse is entitled to receive 50% of the Supplemental Retirement Benefit Amount that would have been payable to Mr. Bohn in the event of Mr. Bohn’s death. In addition, under an amendment to his employment agreement in 2000, if there were to occur a “Change in Control” of the Company, as defined in his executive severance agreement, the Company will pay to Mr. Bohn in a single distribution the then present value of his accrued and vested Supplemental Retirement Benefit. Compensation covered by the Supplemental Retirement Benefit for Mr. Bohn generally corresponds with the base salary and earned bonus compensation for Mr. Bohn.

Under the Executive Retirement Plan, certain officers of the Company, including the Named Officers other than Mr. Bohn, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation (base pay only) at age 55 increasing to 40% of average monthly compensation (base pay only) at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by the Company under the Pension Plan, the annuity value of the executive’s 401(k) plan match and 50% of the executive’s social security benefit. Average monthly compensation is based on the average of the executive’s compensation for the highest three consecutive years prior to retirement or termination. The executive’s spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive’s death. Compensation covered by the Executive Retirement Plan generally corresponds with base salary only.

As of September 30, 2003, years of benefit service under the Pension Plan, the Supplemental Retirement Benefit and the Executive Retirement Plan, as the case may be, were 11.5 years for Mr. Bohn, 7.5 years for Mr. Szews, 28.9 years for Mr. Lanzdorf, 1.5 years for Mr. Blankfield and 11.8 years for Mr. Zolnowski.

Executive Employment and Severance Agreements and Other Agreements

Except as described below, the Company does not have employment agreements with the Named Officers.

The Company entered into an employment agreement with Mr. Bohn on October 15, 1998. Under this agreement, the Company agreed to employ Mr. Bohn as President and Chief Executive Officer of the Company until September 30, 2001, the end of the original term. The term of employment is renewed automatically for successive one-year periods each September 30, unless either party gives notice of non-renewal at least two years prior to the end of the then current term, which is currently September 30, 2006. Mr. Bohn receives an annual base salary of not less than $500,000. Mr. Bohn also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. In addition, Mr. Bohn is entitled to a supplemental retirement benefit intended to compensate him upon retirement as more fully described above under “Pension Plans.” If Mr. Bohn’s employment with the Company is terminated during the term of the employment agreement by the Company without cause, or by Mr. Bohn for good reason, then the Company is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

McNeilus Companies, Inc. entered into an employment agreement with Mr. Lanzdorf on April 24, 1998. Under this agreement, the Company agreed to employ Mr. Lanzdorf as President of McNeilus Companies, Inc. until September 30, 1998. The term of this agreement has been extended automatically until September 30, 2004. The term of employment is renewed automatically for successive one-year periods after September 30, 2004, unless either party gives notice of non-renewal at least 45 days prior to the end of the then current term. Mr. Lanzdorf receives an annual base salary of not less than $200,000. Mr. Lanzdorf also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. If Mr. Lanzdorf’s employment is terminated during the term of the employment agreement without cause, or by Mr. Lanzdorf for good reason, then McNeilus Companies, Inc. is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

The Company has executive severance agreements with Messrs. Bohn, Szews, Lanzdorf, Blankfield and Zolnowski that are designed to provide each of them with reasonable compensation if any of their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The Human Resources Committee administers the severance agreements and selects the executive officers of the Company for eligibility for these agreements.

Under the executive severance agreements, after a change in control of the Company (as defined in the agreements), if the executive’s employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), then the executive is entitled to a cash termination payment and other benefits. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change of control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change of control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The executive also is entitled to additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three). In addition, the agreements provide for outplacement services and continuation for up to three years of life and disability insurance, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The agreements provide that if the payments under the agreement are an “excess parachute payment” for purposes of the Internal Revenue Code, then the Company will pay the executive the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment.

In connection with their retirement as employees of the Company effective February 11, 1994, the Company entered into special retirement arrangements with Stephen P. Mosling and J. Peter Mosling, Jr., who continue to serve as Directors of the Company. Those arrangements include (i) supplemental retirement payments after age 55 in an amount equal to $25,000 per calendar year; and (ii) entitlement, at the Company’s expense and until age 65, to the standard medical and life insurance coverage that the Company offers to salaried employees.

Report of the Human Resources Committee

The Board of Directors and its Human Resources Committee (“HR Committee”) have responsibility for executive officer compensation. The objectives of the Board and the HR Committee are to structure this compensation so as to align the interests of the executives and our shareholders, through the use of stock-based and other performance-based compensation plans, in order to generate profitable growth and increase shareholder value. In further support of these objectives, the HR Committee links compensation to the achievement of goals and objectives for each executive that are established annually by the HR Committee. At the same time, the HR Committee endeavors to provide executive compensation that will continue to enable us to attract, retain and motivate high-quality executives.

The HR Committee, which is made up entirely of non-management directors, oversees the compensation practices of the Company. It reviews and recommends the compensation of Mr. Bohn, as Chairman, President and Chief Executive Officer to the Board, subject to the approval of the other non-management directors of the Board. The HR Committee reviews and approves the compensation of the other executive officers of the Company. In fiscal 2003, the Board did not modify or reject in any material way the recommendations of the HR Committee.

The practice of the Company with respect to executive officer compensation is to place a significant part of total compensation at risk and related to the financial performance of the Company. For fiscal 2003, the risk component of executive officer compensation was based upon earnings performance and a comparative return on invested capital performance. For the Named Officers other than Messrs. Bohn, Szews and Lanzdorf, a target bonus of 45% of base salary was set at achievement of pre-established target levels of earnings per share and relative performance of return on invested capital against a comparator group. Bonuses could have been increased up to a maximum of 90% of base salary upon achievement of material increases over those target levels. Bonuses also could have been reduced to a threshold of 22.5% of base salary in the event that earnings per share and return on invested capital did not meet those target levels, but did meet pre-established minimum levels for the year. For Mr. Bohn, the respective percentages of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 75%, 37.5% and 150%. For Mr. Szews, the respective percentage of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 55%, 27.5% and 110%. For Mr. Lanzdorf, the respective percentages were as for the Named Officers other than Mr. Bohn and Mr. Szews, but there also were pre-established target levels of operating earnings of the Company’s U.S. Commercial business.

The Company measures the competitiveness of its executive officer compensation against industrial companies of a similar revenue size. For assistance in its oversight of executive officer compensation, the HR Committee reviews surveys of executive compensation databases and periodically retains the services of independent consultation services. To gauge competitive practices, the HR Committee has sought the advice of Towers Perrin, an executive compensation consulting firm, in each of the past five years.

The most important components of executive officer compensation at the Company are base salary, performance based annual incentives and long-term incentives, which include stock options.

Base Salary

The HR Committee has established executive base salaries within the competitive range of salaries paid to other companies’ executives with similar management responsibilities based on the survey data referred to above. To determine individual annual base salary levels, the HR Committee reviews each executive’s performance and accomplishments during the prior year as well as experience and service with the Company. The HR Committee also takes into account overall Company performance and profitability and, where applicable, the performance of that part of the business of the Company for which an executive officer is responsible. In 2003, base salaries for executive officers, as a group, were at or near the median of competitive salaries.

Annual Incentive Awards

Executive officers are eligible for annual cash bonuses under the Company’s Incentive Compensation Plan. Specific performance objectives are established annually at the time that the budget for the next fiscal year is established. For fiscal 2003, the performance measures that were established for executive officers other than Mr. Lanzdorf were an earnings per share goal and a return on invested capital goal (each weighted 50%). For Mr. Lanzdorf, the performance measures were the same earnings per share (weighted 25%) and return on invested capital (weighted 50%) goals as for the other Named Officers, plus a business unit operating income goal (weighted 25%) for the Company’s U.S. Commercial business.

Each executive officer is assigned threshold, target and maximum bonus award opportunities. The HR Committee believes that these opportunities are competitive with respect to industrial companies of similar revenue size. In fiscal 2003, the Company exceeded its earnings per share and return on invested capital maximums. As such, maximum bonuses were granted and paid.

Long-Term Incentive Compensation

The Company uses two kinds of long-term performance-based incentives: stock options and, occasionally, restricted stock awards. These are provided under the Company’s 1990 Incentive Stock Plan. The objectives of this Plan are to encourage the long-term growth and performance of the Company and to encourage and facilitate ownership of Company stock by those highly compensated employees from whom a personal commitment to long-term shareholders is most important.

The HR Committee grants stock options to executive officers after consideration of levels of grants for similar officers in industrial companies of a comparable revenue size and as reported in studies by independent compensation consultants. Individual grants are based upon the executive’s position, level of responsibility, past contributions to the success of the Company, and the potential of each executive to contribute to the future success of the Company.

2003 Chief Executive Officer Compensation

The HR Committee reviewed and recommended the compensation of Mr. Bohn, Chairman, President and Chief Executive Officer of the Company, for approval of the directors of the Company other than Mr. Bohn, all of whom are non-management directors. As discussed in the Base Salary section above, the salaries for executive officers are set within competitive ranges paid by other industrial companies. In setting Mr. Bohn’s base salary for fiscal 2003, the HR Committee considered the competitive data available for similarly situated chief executive officers; the minimum base salary under Mr. Bohn’s employment agreement with the Company; the Company’s success in meeting its 2003 earnings objectives; and Mr. Bohn’s specific contributions to the success and increased value of the Company. The base salary level established for Mr. Bohn in fiscal 2003 was positioned within the median of salaries paid to chief executive officers in companies with similar revenues in the executive compensation database used by the Company.

As discussed in the Annual Incentive Awards section above, cash bonuses are based, and paid, on successful achievement of performance measures established annually by the HR Committee. During fiscal 2003, these measures were an earnings per share goal and a return on invested capital goal. Each of the two goals is weighed equally. Mr. Bohn exceeded the maximum goal for both earnings per share and return on invested capital. Accordingly, Mr. Bohn was awarded a bonus of $1,170,000 for fiscal 2003.

Based upon a review of his responsibilities, contributions to the success of the Company, expected contributions to the future success of the Company, as well as an analysis of the total compensation structures for chief executive officers of other industrial companies, on September 15, 2003, the HR Committee awarded Mr. Bohn 180,000 stock options at an exercise price of $39.50 per share.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the HR Committee that the Company should use its best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the 1990 Incentive Stock Plan, as amended in 2001, was designed to permit awards made under it to qualify for the Code’s exception for “performance-based compensation.” The HR Committee considered the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation objectives.

Conclusion

The HR Committee believes the executive compensation program provides compensation for executive officers that is competitive with that offered by corporations with which the Company competes for retention of executive excellence. Further, the HR Committee believes its use of stock-based incentives aligns the interests of executive management with the interests of shareholders and that these incentives will motivate executives for the longer term challenges with which the Company is faced.

HUMAN RESOURCES COMMITTEE

Kathleen J. Hempel, Chair

Donald V. Fites

Frederick M. Franks, Jr.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1

Election of Class A Common Stock Directors

The Board has nominated seven people for election as directors by Class A Common Stock shareholders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2003 Annual Meeting. If the Class A Common Stock shareholders re-elect them, then they will hold office until the next annual meeting, or until their successors have been elected and qualified.

The nominees are: J. William Andersen, Robert G. Bohn, Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, J. Peter Mosling, Jr. and Stephen P. Mosling. Their biographical information is set forth on pages 4 and 5 of this Proxy Statement.

The Board of Directors recommends a vote FOR the nominees for director listed above.

Election of Common Stock Directors

The Board has nominated three people for election as directors by Common Stock shareholders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2003 Annual Meeting. If the Common Stock shareholders re-elect them, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

The nominees are: Richard M. Donnelly, Donald V. Fites and Richard G. Sim. Their biographical information is set forth on pages 4 and 5 of this Proxy Statement.

The Board of Directors recommends a vote FOR the nominees for director listed above.

Proposal 2

Approval of the 2004 Incentive Stock and Awards Plan.

Summary of Proposal

General. The Board of Directors is seeking approval from the holders of Class A Common Stock of the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan (the “2004 Plan”), including the authority to issue 2.2 million shares of the Company’s Common Stock under the 2004 Plan, as such number may be adjusted. The two complementary purposes of the 2004 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants of the Company and to increase shareholder value. The Board wishes to continue to provide participants incentives to increase shareholder value by offering them the opportunity to acquire shares of the Company’s Common Stock, receive monetary payments based on the value of the Company’s Common Stock or receive other incentive compensation.

The Company has in effect the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the “1990 Plan”), which was originally effective April 9, 1990 and was last amended on February 5, 2001. There are currently only 8,650 shares of Common Stock available for additional option grants under the 1990 Plan. Upon approval of the 2004 Plan, the 1990 Plan will terminate, no new awards will be granted under the 1990 Plan, and the 8,650 shares of Common Stock available under the 1990 Plan will instead be available under the 2004 Plan. All awards granted under the 1990 Plan and still outstanding as of the date of the approval of the 2004 Plan will remain outstanding and will continue to be subject to all the terms and conditions of the 1990 Plan. As of December 10, 2003, there were 2,625,754 shares of Common Stock subject to outstanding options under the 1990 Plan. The Restated Articles of Incorporation of the Company authorize the issuance of 1,000,000 shares of Class A Common Stock and 60,000,000 shares of Common Stock. There were 815,290 shares of Class A Common Stock and 34,177,472 shares of Common Stock issued and outstanding as of December 10, 2003, and the market value of one share of Common Stock as of that date was $47.20.

The following is a summary of the material provisions of the 2004 Plan, a copy of which is attached hereto as Attachment B and is incorporated by reference. This summary is qualified in its entirety by reference to the full and complete text of the 2004 Plan. Any inconsistencies between this summary and the text of the 2004 Plan shall be governed by the text of the 2004 Plan.

Administration and Eligibility. The 2004 Plan will be administered by the HR Committee, which will have the authority to interpret the provisions of the 2004 Plan; make, change and rescind rules and regulations relating to the 2004 Plan; and make changes to or reconcile any inconsistency in any award or agreement covering an award. The HR Committee may designate any of the following as a participant under the 2004 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates and non-employee directors of the Company. The selection of participants will be based upon the HR Committee’s opinion that the participant is in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The Company currently has nine non-employee directors.

Types of Awards. Awards under the 2004 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock or incentive awards. If the 2004 Plan is approved, then the HR Committee may grant any type of Award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any affiliate).

Shares Reserved under the 2004 Plan. The 2004 Plan provides that 2.2 million shares of Common Stock are reserved for issuance under the 2004 Plan, subject to adjustment as described below. The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards.

In general, if an award granted under the 2004 Plan expires, is canceled or terminates unexercised as to any shares, if shares are forfeited under an award, if shares are issued under any award and the Company reacquires them pursuant to rights the Company reserved upon the issuance of the shares or if previously owned shares are delivered to the Company in payment of the exercise price of an award, then such shares will again be available for issuance under the 2004 Plan.

Upon approval of the 2004 Plan, the 8,650 shares of common stock available under the 1990 Plan will instead be available under the 2004 Plan. In addition, Common Stock subject to awards granted under the 1990 Plan that would again have become available for new grants under the terms of the 1990 Plan if the 1990 Plan was still in effect will become available for grants of awards under the 2004 Plan. Any such shares of Common Stock will not be available for future awards under the terms of the 1990 Plan.

No participant may be granted awards under the 2004 Plan that could result in such participant:

•	receiving options for, and/or stock appreciation rights with respect to, more than 1,750,000 shares of Common Stock during any period of five consecutive fiscal years of the Company;

•	receiving awards of restricted stock relating to more than 500,000 shares of Common Stock during any period of five consecutive fiscal years of the Company;

•	receiving awards of performance shares, and/or awards of performance units the value of which is based on the fair market value of Common Stock, for more than 200,000 shares of Common Stock during any period of two consecutive fiscal years of the Company, or for more than 300,000 shares of Common Stock during any period of three consecutive fiscal years of the Company;

•	receiving an annual incentive award in respect of any single fiscal year of the Company of more than $4,000,000; or

•	receiving a long-term incentive award, and/or awards of performance units the value of which is not based on the fair market value of shares of Common Stock, of more than $8,000,000 in respect of any period of two fiscal years of the Company, or of more than $12,000,000 in respect of any period of three fiscal years of the Company.

Each of these limitations is subject to adjustment as described below.

Options. If the 2004 Plan is approved, then the HR Committee will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the HR Committee will determine. The HR Committee will also determine the number of options granted and whether an option is to be an incentive stock option or non-qualified stock option. The HR Committee will fix the option price per share of Common Stock, which may not be less than the fair market value of the Common Stock on the date of grant. The HR Committee will determine the expiration date of each option but, in the case of an incentive stock option, the expiration date will not be later than 10 years after the grant date, and in the case of a non-qualified stock option, the expiration date will not be later than 10 years and 1 month after the date of grant. Options will be exercisable at such times and be subject to such restrictions and conditions as the HR Committee deems necessary or advisable. The stock option exercise price is payable in full upon exercise in cash or its equivalent, by tendering shares of previously acquired Common Stock having a fair market value at the time of exercise equal to the exercise price, or by a combination of the two.

Stock Appreciation Rights. If the 2004 Plan is approved, then the HR Committee will have the authority to grant stock appreciation rights or SARs. A stock appreciation right, or SAR, is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The 2004 Plan provides that the HR Committee will determine all terms and conditions of each stock appreciation right including (i) whether the SAR is granted independently of a stock option or relates to a stock option; (ii) the number of shares of Common Stock to which the SAR relates; (iii) a grant price that shall not be less than the fair market value of the Common Stock subject to the SAR on the date of grant; (iv) the terms and conditions of exercise or maturity; (v) a term that must be no later than 10 years and 1 month after the date of grant; and (vi) whether the SAR will settle in cash, Common Stock or a combination of the two.

Performance and Stock Awards. If the 2004 Plan is approved, then the HR Committee will have the authority to grant awards of restricted stock, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the HR Committee and/or upon the completion of a period of service. Performance shares means the right to receive shares of Common Stock to the extent corporate, subsidiary or business unit performance goals established by the HR Committee are achieved. Performance units means the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent corporate, subsidiary or business unit performance goals established by the HR Committee are achieved.

The HR Committee will determine all terms and conditions of the awards including (i) the number of shares of Common Stock and/or units to which such award relates; (ii) whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; (iii) whether the restrictions imposed on restricted stock are accelerated, and any portion of the performance goals subject to an award will be deemed achieved, upon a participant’s death, disability or retirement; (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock; and (v) with respect to performance units, whether the awards will settle in cash, in shares of Common Stock , or in a combination of the two.

For purposes of the 2004 Plan, performance goals mean any goals the HR Committee establishes that relate to one or more of the following with respect to the Company or any one or more subsidiaries, affiliates or other business units: net sales; cost of sales; gross income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; basic earnings per share; diluted earnings per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); and economic value added. In the case of awards that the HR Committee determines will not be considered “performance-based compensation” under Internal Revenue Code Section 162(m), the Committee may establish other performance goals not listed in the 2004 Plan.

Incentive Awards. If the 2004 Plan is approved, then the HR Committee will have the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The HR Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable and the timing of payment. The HR Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the HR Committee specifies. The HR Committee may deem that performance goals subject to an award are achieved upon a participant’s death, disability or retirement. The performance period for an annual incentive award must relate to a period of at least one fiscal year of the Company, and the performance period for a long-term incentive award must relate to a period of more than one fiscal year of the Company, except in each case that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period.

Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the HR Committee allows a participant to designate in writing a beneficiary to exercise the award after the participant’s death or to transfer an award.

Adjustments. If the HR Committee determines that a certain corporate transaction (which could include among other things a dividend or other distribution, recapitalization, stock split, reorganization, merger, repurchase, exchange of shares of Common Stock, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transactions) affects the shares of Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2004 Plan, then the HR Committee may adjust (i) the number and type of shares of Common Stock subject to the 2004 Plan and which may, after the event, be made the subject of awards; (ii) the number and type of shares of Common Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award.

In any such case, the HR Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a Change of Control (as defined in the 2004 Plan), then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the Change of Control provisions of the 2004 Plan.

The HR Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the 2004 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control. Except to the extent the HR Committee provides a result more favorable to holders of awards, in the event of a Change of Control:

•	each holder of a stock option or stock appreciation right shall have the right (i) at any time after the Change of Control to exercise the stock option or stock appreciation right in full whether or not it was exercisable before the Change of Control; and (ii) by sending the Company written notice within 60 days after the Change of Control, to receive for the stock option or stock appreciation right cash equal to the excess of the Change of Control Price (as defined in the 2004 Plan) of the shares of Common Stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of Common Stock under the award;

•	restricted stock that is not vested before a Change of Control will vest on the date of the Change of Control, and each holder of such restricted stock may receive, in exchange for the restricted stock, cash equal to the Change of Control Price of such restricted stock on the date of surrender;

•	each holder of a performance share and/or performance unit for which the performance period has not expired may receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2004 Plan) multiplied by a percent based on the number of months elapsed from the beginning of the performance period to the date of the Change of Control divided by the number of months in the performance period;

•	each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2004 Plan); and

•	all annual incentive awards that are earned but not yet paid will be paid, and all annual incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change of Control, based on the participant’s maximum award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the Change of Control.

Term of Plan. Unless earlier terminated by the Board of Directors, the 2004 Plan will remain in effect until all Common Stock reserved for issuance has been issued. If the term of the 2004 Plan extends beyond 10 years, no incentive stock options may be granted after such time unless the shareholders of the Company approve an extension of the 2004 Plan for purposes of issuing incentive stock options.

Termination and Amendment. The Board or the HR Committee may amend, alter, suspend, discontinue or terminate the 2004 Plan at any time, except:

•	the Board must approve any amendment to the 2004 Plan if the Company determines such approval is required by action of the Board, applicable corporate law or any other applicable law;

•	shareholders must approve any amendment to the 2004 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the listing requirements of any principal securities exchange or market on which the shares of Common Stock are then traded or any other applicable law; and

•	shareholders must approve any amendment to the 2004 Plan that materially increases the number of shares of Common Stock reserved under the 2004 Plan or the limitations set forth in the 2004 Plan on the number of shares of Common Stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options.

The HR Committee may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award. The terms and conditions applicable to any award may be amended, modified or canceled by mutual agreement of the Committee and the participant or any other person(s) that may have an interest in the award, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 2004 Plan. The HR Committee need not obtain participant (or other interested party) consent for the cancellation of an award pursuant to the adjustment provisions of the 2004 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Common Stock is then traded, or to preserve favorable accounting treatment of any award for the Company.

The authority of the Board and the Committee to terminate or modify the 2004 Plan or Awards will extend beyond the termination date of the 2004 Plan. In addition, termination of the 2004 Plan will not affect the rights of participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of the 2004 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the 2004 Plan, neither the HR Committee nor any other person may decrease the exercise price for any outstanding stock option after the date of grant nor allow a participant to surrender an outstanding stock option to the Company as consideration for the grant of a new stock option with a lower exercise price.

Foreign Participation. To assure the viability of awards granted to participants employed in foreign countries, the HR Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the HR Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2004 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the HR Committee approves for purposes of using the 2004 Plan in a foreign country will not affect the terms of the 2004 Plan for any other country.

Certain Federal Income Tax Consequences. The following summarizes certain federal income tax consequences relating to the 2004 Plan under current tax law.

Stock Options. The grant of a stock option under the 2004 Plan will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date. Under certain circumstances involving a Change of Control, the Company may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the 2004 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Under certain circumstances involving a Change of Control, the Company may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares. The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Under certain circumstances involving a Change of Control, the Company may not be entitled to a deduction with respect to performance shares granted to certain of its executive officers. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Performance Units. The grant of a performance unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation. Internal Revenue Code Section 162(m) limits the deduction the Company can take for compensation it pays to its Chief Executive Officer and the four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Internal

Revenue Code Section 162(m) does not have to be included as part of the $1 million limit. The 2004 Plan is designed so that awards granted to the covered individuals may meet the Internal Revenue Code Section 162(m) requirements for performance-based compensation.

New Plan Benefits. The Company cannot currently determine the awards that may be granted under the 2004 Plan in the future to the executive officers named in this Proxy Statement, other officers, directors or other persons. The HR Committee will make such determinations from time to time.

Equity Compensation Plan Information. The following table provides information about the Company’s equity compensation plans as of September 30, 2003.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (2)

Equity compensation plans approved by security holders	2,759,754	$20.95	8,650

Equity compensation plans not approved by security holders	—	n/a	—

Total	2,759,754	$20.95	8,650

(1) Represents options to purchase the Company’s Common Stock granted under the 1990 Plan which was approved by the Company’s shareholders.

(2) Excludes 140,000 shares of restricted Common Stock previously issued under the Company’s 1990 Plan subject to vesting after a six-year retention period.

The Board of Directors recommends that holders of Class A Common Stock vote FOR adoption of the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan.

SELECTION OF INDEPENDENT AUDITORS

On June 14, 2002, the Company dismissed Arthur Andersen LLP as its independent auditors. On the same date, the Company engaged Deloitte & Touche LLP to act as its independent auditors as successor to Arthur Andersen LLP. Based upon the recommendation of the Audit Committee, the Company’s Board of Directors approved the dismissal of Arthur Andersen LLP and appointed Deloitte & Touche LLP as the Company’s independent auditors.

The reports of Arthur Andersen LLP on the Company’s financial statements for the fiscal year ended September 30, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended September 30, 2001 and during the subsequent interim period, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The independent auditors for the Company for fiscal 2004 will be formally approved by the Audit Committee in May 2004.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

OTHER MATTERS

Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) for presentation at the 2005 Annual Meeting must be received at the offices of the Company, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 20, 2004 for inclusion in the Company’s proxy statement for its 2005 Annual Meeting.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2005 Annual Meeting must comply with the requirements set forth in the Company’s Bylaws. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2004 Annual Meeting. Therefore, since the Company anticipates mailing its proxy statement on December 18, 2003, the Company must receive notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, at the 2005 Annual Meeting no sooner than October 9, 2004, and no later than November 3, 2004.

If the notice is received after November 3, 2004, then the Company is not required to present such proposal at the 2005 Annual Meeting because the notice will be considered untimely. If the Board of Directors chooses to present such a shareholder’s proposal submitted after November 3, 2004 at the 2005 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2005 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s Annual Report to shareholders and Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ms. Virginia Abel, Oshkosh Truck Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, (920) 235-9151 ext. 2296.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for the Company.

ATTACHMENT A

OSHKOSH TRUCK CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The following Corporate Governance Guidelines (the “Guidelines”) have been unanimously adopted by the Board of Directors (the “Board”) of Oshkosh Truck Corporation (the “Company”) to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level, and to enhance shareholder value over the long term. These Guidelines are a statement of policy and are not intended to change or interpret any federal or state law or regulation, or the Articles of Incorporation or By-laws of the Company. The Guidelines are subject to periodic review by the Governance Committee of the Board and to modification from time to time by the Board.

BOARD COMPOSITION AND ACTIVITY

1.	Selection of Chair of the Board and Chief Executive Officer

The Board shall be free to choose its Chair in any way that seems best for the Company at any given point in time. The Board believes, however, that if the offices of the Chief Executive Officer and Chair of the Board are filled by different people, the Chair of the Board should be selected from the non-employee directors.

2.	Size of the Board

The Board believes that it should generally have no fewer than nine and no more than eleven directors, subject to the provisions of the Company’s Articles of Incorporation and By-laws. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability.

3.	Selection of New Directors

The entire Board shall be responsible for nominating candidates for election to the Board at the Company’s annual meeting of shareholders and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. When formulating its Board membership recommendations, the Governance Committee shall also consider any advice and recommendations offered by the Chief Executive Officer or the shareholders of the Company or any outside advisors the Governance Committee may retain.

An orientation process for all new directors shall be maintained. This process shall include comprehensive background briefings by the Company’s executive officers. The orientation program shall be the responsibility of the Chief Executive Officer and shall be administered by the Corporate Secretary, with the general oversight of the Governance Committee.

4.	Board Membership Criteria

Nominees for director shall be selected on the basis of broad experience; wisdom; integrity; ability to make independent analytical inquiries; understanding of the Company’s business environment; and willingness to devote adequate time to Board duties. Board members are expected to rigorously prepare for, attend, and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

The Governance Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

The Board shall be committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The directors shall be subject to such Company common stock ownership guidelines as may be set forth from time to time by the Human Resources Committee.

5.	Percentage of Independent Directors on the Board

Independent directors shall constitute a substantial majority of the Board. The Board is encouraged to invite senior management to attend Board meetings, but Company executives should understand that Board membership is generally limited to outside directors. No more than two Company employees may serve on the Board at the same time.

6.	Board Definition of Director Independence

No director qualifies as independent unless the Board affirmatively determines that a director is independent in accordance with the listing standards of the New York Stock Exchange Listed Company Rules.

7.	Chair of the Governance Committee

The Chair of the Governance Committee shall be an independent director.

8.	Retirement Age

No director after having attained the age of 72 years shall be nominated for re-election or reappointment to the Board, without the prior approval of the Governance Committee.

9.	Directors Who Have a Change in Circumstances

If any director has a Change in Circumstances (as defined below), then the director shall promptly disclose that Change in Circumstances to the Chair of the Governance Committee. The Board will then determine whether to request that director to resign after receiving a recommendation from the Governance Committee. A director who has a Change in Circumstances will not be entitled to vote upon that determination by the Board, and if such director is a member of the Governance Committee, then the director also will not be entitled to participate in the recommendation of the Governance Committee.

For these purposes, “Change in Circumstances” will mean any change in a director’s personal or professional circumstances, since such director’s most recent election to the Board, that would require disclosure in such director’s D&O Questionnaire or the proxy statement of the Company if such director were to be nominated for re-election at the next annual shareholders meeting, including, but not limited to, a change of employer or primary occupation (including retirement) or a material change in occupational responsibilities.

10.	Term Limits

The Board does not mandate term limits for its directors.

11.	Board Compensation

The Company’s employees shall not receive additional compensation for their service as directors. Director compensation shall be reviewed annually as determined by the Human Resources Committee.

The Company believes that compensation for non-employee directors should be competitive. Further, the Company believes is in the best interest of its shareholders that a portion of annual director compensation be equity-based.

12.	Evaluation of the Board

The Board shall be responsible for annually conducting a self-evaluation of the Board as a whole. The Governance Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation.

13.	Evaluation of Committees of the Board

The Governance Committee shall conduct an annual review of each committee’s contribution to the Company. In its review of the committees, the Governance Committee should review each committee’s objectives, as stated at the beginning of each fiscal year, and compare those stated objectives to the results and time expended to achieve such results at the end of that year.

14.	Board Contact with Senior Management

Board members shall have complete access to management. Board members shall use sound business judgment to ensure that such contact is not distracting, and, if in writing, shall be copied to the Chief Executive Officer and the Chair of the Board.

Furthermore, the Board encourages senior management, from time to time, to bring employees into Board meetings who: (a) can provide additional insight concerning the items being discussed because of personal involvement in these areas; (b) represent significant aspects of the Company’s business; and (c) assure the Board of exposure to employees with future potential to assure adequate plans for management succession within the Company.

15.	Board Interaction with Institutional Investors and Press

The Board believes that management generally should speak for the Company, consistent with all regulations governing such communications and with common sense. Unless otherwise agreed to or requested by the Chair, each director shall refer all inquiries from investors and the media to designated members of senior management or to the Chair.

BOARD MEETINGS

16.	Frequency of Meetings

There shall be at least five regularly scheduled meetings of the Board each year. It is the responsibility of the directors to attend the meetings.

17.	Selection of Agenda Items for Board Meetings

The Chair of the Board, in consultation with the Corporate Secretary and the Chief Executive Officer, shall annually prepare a “Board of Directors Master Agenda.” This Master Agenda shall set forth a minimum agenda of items to be considered by the Board at each of its specified meetings during the year. Each meeting agenda shall include an opportunity for each committee chair to raise issues or report to the Board. Thereafter, the Chair of the Board, and the Chief Executive Officer, may adjust the agenda to include special items not contemplated during the initial preparation of the annual Master Agenda.

Upon completion, a copy of the Master Agenda shall be provided to the entire Board. Each Board member shall be free to suggest inclusion of items on the Master Agenda for any given meeting. Thereafter, any Board member may suggest additional subjects that are not specifically on the agenda for any particular meeting. In that case, the Board member should contact the Chair or the Secretary at least ten days prior to the relevant meeting.

18.	Strategic Discussions at Board Meetings

At least one Board meeting will be primarily devoted to long-range strategic plans. The Board shall not be precluded from discussing or acting on specific short and/or long-range strategic plans at other Board meetings throughout the year.

19.	Executive Sessions; Outside Directors’ Discussion

The Board shall meet in executive session, without the presence of the Company’s officers, on at least two occasions each year. These meetings can be in person or held telephonically. The Chair of the Governance Committee shall chair executive meetings of the outside directors and shall bear such further responsibilities that the outside directors as a whole might designate from time to time.

20.	Board Materials Distributed in Advance

Information and data is important to the Board’s understanding of the business and essential to prepare Board members for productive meetings. Presentation materials relevant to each meeting will be distributed in writing to the Board in advance of the meeting unless doing so would compromise the confidentiality of competitive information. In the event of a pressing need for the Board to meet on short notice, it is recognized that written materials may not be available in advance of the meeting. Management will make every effort to provide presentation materials that are brief and to the point, yet communicate the essential information.

COMMITTEE MATTERS

21.	Number and Names of Board Committees

The Company shall have four standing committees: Audit, Executive, Governance and Human Resources. The duties for each of these committees shall be outlined in each of the committee’s charter adopted by resolution of the Board. The Board may amend a committee’s charter, form a new committee or disband a current committee depending on circumstances.

22.	Independence of Audit, Governance and Human Resources Committees

The Audit, Governance and Human Resources committees shall be composed entirely of independent directors.

23.	Assignment and Rotation of Committee Members

The Governance Committee shall be responsible, after consultation with the Chief Executive Officer and the Chair of the Board, for making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Governance Committee’s recommendations, the Board shall be responsible for appointing the Chairs and members to the committees on an annual basis.

The Chief Executive Officer and the Chair of the Board together with the Governance Committee shall annually review the committee assignments and shall consider the rotation of Chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

24.	Annual Review by Committees

Each Board committee shall annually review its charter and the Corporate Governance Guidelines and recommend to the Governance Committee any changes it deems necessary. In addition to its charter and the charters of the other committees, the Governance Committee shall annually review the Corporate Governance Guidelines and recommend to the full Board any changes it deems necessary, and such review shall be referred to in the Company’s next proxy statement.

LEADERSHIP DEVELOPMENT

25.	Evaluation of Chief Executive Officer

The Board shall conduct an ongoing evaluation of the Chief Executive Officer. The evaluation of the Chief Executive Officer is accomplished through the following process:

•	The Chief Executive Officer meets with the Human Resources Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board.

•	At year-end, the Human Resources Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives.

•	This evaluation is communicated to the Chief Executive Officer at an executive session of the Board.

•	The Human Resources Committee uses this evaluation in determining the Chief Executive Officer’s compensation.

26.	Succession Planning

The Company understands the importance of succession planning. Therefore, the Human Resources Committee, along with the Chief Executive Officer, shall analyze the current management, identify possible successors to senior management, and timely develop a succession plan. The plan shall then be reviewed by the full Board and reviewed periodically thereafter.

27.	Management Development

The Board, with the assistance of the Human Resources Committee, shall periodically review the plans for the education, development and orderly succession of senior and mid-level managers throughout the Company.

28.	Interpretation

In cases where the Chair of the Board and the Chief Executive Officer are the same individual, procedures calling for consultation or communications between such positions need not be followed.

CONFLICTS OF INTEREST

29.	Interest Matters

If a director, directly or indirectly, has a financial or personal interest in a contract or transaction to which the Company is to be a party, or is contemplating entering into a transaction that involves use of corporate assets or competition against the Company, the director is considered to be interested in the matter. The director should contact the Chief Executive Officer, the Corporate Secretary or the Chairman of the Governance Committee. The director’s involvement or interest will be reviewed by the Company’s General Counsel and then referred for resolution to the Governance Committee. Interested directors should be identified and/or disclosed, and they shall not participate in any discussion or any vote relating to the matter in which they have been deemed to be interested. The decision of the Governance Committee on all matters of “interest” shall be final.

ATTACHMENT B

OSHKOSH TRUCK CORPORATION

2004 INCENTIVE STOCK AND AWARDS PLAN

1.    Purposes, History and Effective Date.

(a) Purpose. The Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) History. Prior to the effective date of this Plan, the Company had in effect the 1990 Plan, which was originally effective April 9, 1990. Upon shareholder approval of this Plan, the 1990 Plan will terminate and no new awards will be granted under the 1990 Plan, although awards granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 13.

2.    Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “1990 Plan” means the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock or an Incentive Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, except as otherwise determined by the Committee upon the grant of an Award, (i) conviction of a felony or a plea of no contest to a felony, (ii) willful misconduct that is materially and demonstrably detrimental to the Company or an Affiliate, (iii) willful refusal to perform requested duties consistent with a Participant’s office, position or status with the Company or an Affiliate (other than as a result of physical or mental disability) or (iv) other conduct or inaction that the Committee determines in its discretion constitutes Cause, except that, with respect to clauses (ii), (iii) and (iv), Cause shall be determined by a majority of the Committee at a meeting held after reasonable notice to the Participant and including an opportunity for the Participant and his or her counsel to be heard, and the Committee shall not have the right to determine that Cause exists pursuant to clause (iv) following the occurrence of a Change of Control. All determinations of the Committee as to Cause shall be final.

(f) “Change of Control” means the occurrence of any one of the following events:

(i) at any time that either no shares of Class A Common Stock of the Company are issued and outstanding or Excluded Persons (as defined below) have ceased to beneficially own a majority of the outstanding shares of Class A Common Stock of the Company, any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company or (E) an Exempt Person (individually, an “Excluded Person” and collectively, “Excluded Persons”)) is or becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (A) the combined voting power of the Company’s then outstanding voting securities or (B) the then outstanding shares of common stock of the Company; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constituted the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved; or

(iii) the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (1) the combined voting power of the Company’s then outstanding voting securities or (2) the then outstanding shares of common stock of the Company or (C) a merger, consolidation or share exchange immediately following the effectiveness of which shares of Class A Common Stock of the Company will remain issued and outstanding and Excluded Persons will continue to beneficially own a majority of the outstanding shares of Class A Common Stock of the Company; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(g) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of a Share, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of a Share, calculated on the date of surrender of the relevant Award in accordance with Section 15(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means the Human Resources Committee of the Board (or a successor committee with the same or similar authority).

(j) “Company” means Oshkosh Truck Corporation, a Wisconsin corporation, or any successor thereto.

(k) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(l) “Disability” has the meaning ascribed to the terms “total disability” or “totally disabled” in the Oshkosh Truck Corporation Long Term Disability Program for Salaried Employees (or any successor plan thereto).

(m) “Effective Date” means the date the Company’s shareholders approve this Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o) “Exempt Person” means (i) J. Peter Mosling, Jr.; (ii) Stephen P. Mosling; (iii) any transferee to which the Persons identified in clauses (i) and (ii) above (the “Moslings”) have lawfully transferred or may lawfully transfer shares of Class A Common Stock of the Company pursuant to the provisions of the Stock Purchase Agreement dated April 26th, 1996, by and among the Company and the Moslings, as the same may be amended from time to time; and (iv) any trustee, guardian, custodian, executor, administrator, fiduciary or other legal representative of the Persons identified in clauses (i), (ii) and (iii) above or the estates of the Moslings, in their capacity as such.

(p) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(q) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Committee to receive an Award.

(t) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net sales; cost of sales; gross income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; basic earnings per share; diluted earnings per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); and economic value added. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, will exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, and (iv) mergers or acquisitions, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

(u) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(v) “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(w) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(x) “Plan” means this Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan, as may be amended from time to time.

(y) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(z) “Retirement” has the meaning assigned to such term in the defined benefit pension plan of the Company.

(aa) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(bb) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(cc) “Share” means a share of Stock.

(dd) “Stock” means the Common Stock of the Company, par value of one cent ($.01) per share.

(ee) “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ff) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.    Administration.

(a) Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any act done, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.    Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

5.    Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.    Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 15, an aggregate of 2,208,650 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may issue only 2,208,650 Shares upon the exercise of incentive stock options.

(b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to incentive stock options.

(c) Addition of Shares from Predecessor Plan. After the Effective Date, if any Shares subject to awards granted under the 1990 Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 1990 Plan.

(d) Participant Limitations. Subject to adjustment as provided in Section 15, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 1,750,000 Shares during any period of five consecutive fiscal years of the Company;

(ii) receiving Awards of Restricted Stock relating to more than 500,000 Shares during any period of five consecutive fiscal years of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 200,000 Shares during any period of two consecutive fiscal years of the Company, or for more than 300,000 Shares during any period of three consecutive fiscal years of the Company;

(iv) receiving an Annual Incentive Award in respect of any single fiscal year of the Company of more than $4,000,000; or

(v) receiving a Long-Term Incentive Award, and/or Awards of Performance Units the value of which is not based on the Fair Market Value of Shares, of more than $8,000,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $12,000,000 in respect of any period of three consecutive fiscal years of the Company.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.    Options. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (i) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (ii) the number of Shares subject to the Option; (iii) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (iv) the terms and conditions of exercise; and (v) the term, except that an incentive stock option must terminate no later than 10 years after the date of grant and a nonqualified stock option must terminate no later than 10 years and 1 month after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. Except as the Committee may otherwise provide, an Option shall expire at the earliest of 10 years and 1 month from the date of grant (or 10 years from the date of grant if the Option is an incentive stock option), three (3) months after termination of the Participant’s employment or service for reasons other than death, Disability, Retirement or Cause, one (1) year after termination of the Participant’s employment or service as a result of death, Disability or Retirement or immediately upon termination of the Participant’s employment or service for Cause.

8.    Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the number of Shares to which the SAR relates; (c) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity; (e) the term, provided that an SAR must terminate no later than 10 years and 1 month after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SAR, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.    Performance and Stock Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) whether the restrictions imposed on Restricted Stock are accelerated, and all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, Disability or Retirement; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Units, whether to settle such Awards in cash, in Shares, or in a combination of cash and Shares.

10.    Annual Incentive Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; and (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

11.    Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; and (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period.

12.    Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

13.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 13(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond 10 years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for incentive stock option purposes.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 15); or (B) an amendment to the provisions of Section 13(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 13(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 15), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 15(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 15, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 13(b)(ii).

14.    Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

15.    Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 15(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 15(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this Section 15(a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Options previously granted to Non-Employee Directors at the time of any event described in this Section 15(a) are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options represented immediately prior to any such event and to preserve, without exceeding, the value of such Options. Without limitation, subject to Participants’ rights under Section 15(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards (either in an award agreement or at the time of a Change of Control), in the event of a Change of Control:

(i) each holder of an Option or SAR (A) shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option or SAR that is so surrendered over the purchase or grant price of such Shares under the Award;

(ii) Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(iii) each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(iv) each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

(v) all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant’s target award opportunity for the period to which the Award is subject, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.

For purposes of this Section 15, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

Except as otherwise expressly provided in any agreement between a Participant and the Company (including where any such agreement makes reference to corresponding provisions of the 1990 Plan rather than this Plan), if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

16.    Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time, and may be settled in cash or Shares, as the Committee determines;

(iv) restrictions on resale or other disposition of Shares; and

(v) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Corporation and its Subsidiaries, or between Subsidiaries, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or a Subsidiary shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Subsidiaries;

(iii) a Participant who ceases to be employed by the Company or a Subsidiary and immediately thereafter becomes a Non-Employee Director, a non-employee director of a Subsidiary, or a consultant to the Company or any Subsidiary shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Subsidiaries has ceased; and

(iv) a Participant employed by a Subsidiary will be considered to have terminated employment when such entity ceases to be a Subsidiary.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

CLASS A COMMON STOCK

PROXY

OSHKOSH TRUCK CORPORATION

Revocable Proxy for 2004 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, each with full power to act without the other, and each with full power of substitution (the “Proxies”), as my proxy to vote all shares of Class A Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the “Company”) to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Tuesday, February 3, 2004, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” THE PROPOSAL TO APPROVE THE OSHKOSH TRUCK CORPORATION 2004 INCENTIVE STOCK AND AWARDS PLAN.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN AND DATE BELOW

DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED

ANNUAL MEETING CLASS A COMMON STOCK PROXY CARD

A. Election of Class A Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 J. William Andersen	☐	☐	05 Kathleen J. Hempel	☐	☐

02 Robert G. Bohn	☐	☐	06 J. Peter Mosling, Jr.	☐	☐

03 Frederick M. Franks, Jr.	☐	☐	07 Stephen P. Mosling	☐	☐

04 Michael W. Grebe	☐	☐		☐	☐

B. Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Proposal to approve the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan.	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	☐	Mark this box with an X if you have made changes to your name or address details above.	Holder Account Number

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Signature(s) in Box

I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Date (mm/dd/yyy)

COMMON STOCK

PROXY

OSHKOSH TRUCK CORPORATION

Revocable Proxy for 2004 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, each with full power to act without the other, and each with full power of substitution (the “Proxies”), as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the “Company”) to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Tuesday, February 3, 2004, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN AND DATE BELOW

DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED

ANNUAL MEETING COMMON STOCK PROXY CARD

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 Richard M. Donnelly	☐	☐

02 Donald V. Fites	☐	☐

03 Richard G. Sim	☐	☐

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	☐	Mark this box with an X if you have made changes to your name or address details above.	Holder Account Number

B.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Signature(s) in Box

I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Date (mm/dd/yyyy)